SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event) December 16, 2004

BELDEN & BLAKE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-20100	34-1686642

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Stoneham Road, North Canton, Ohio	44720

(Address of principal executive offices)	(Zip Code)

(330) 499-1660
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement

     On December 20, 2004, the Company agreed with Capital C Energy Operations, LP, the Company’s sole stockholder, to terminate the Management Services Agreement between the Company and Capital C Energy Operations, LP. Pursuant to the Management Services Agreement, the Company paid a quarterly fee of $250,000 to Capital C Energy Operations, LP for management services provided to the Company by certain officers of Capital C Energy Operations, LP. The parties determined that the agreement was no longer necessary. The Company will incur no early termination penalties in connection with the termination of the Management Services Agreement.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On December 16, 2004, (i) the Company accepted the resignations of Frost W. Cochran, President, Chief Executive Officer and director, David M. Carmichael, Chairman of the Board of Directors and director, B. Dee Davis, Jr., Senior Vice President, and W. Mac Jensen, Senior Vice President, from all positions as officers and, as applicable, directors of the Company and its subsidiaries, (ii) pursuant to a written consent the Company’s sole stockholder, Capital C Energy Operations, LP, the size of the Board was decreased from eight to six, and (iii) the Company’s Board of Directors appointed James A. Winne III to serve as the new Chief Executive Officer and Chairman of the Board of Directors of the Company, and Michael Becci to serve as the new President and Chief Operating Officer of the Company. Currently, there are no employment agreements between the Company and Mr. Winne or Mr. Becci. The Company expects to enter into employment agreements with Mr. Winne and Mr. Becci in the future.

     Mr. Winne, 51, is President, Chief Executive Officer and a member of the Board of Supervisors of Legend Natural Gas, LP and Legend Natural Gas II, LP (collectively, “Legend”), each a privately held oil and gas company located in Houston, Texas. He has over 25 years of experience in the oil and gas industry. Prior to joining Legend in 2001, he served as President and Chief Executive Officer of North Central Oil Corporation from 1993 to 2001. Mr. Winne attended the University of Houston and is a Registered Land Professional. He serves on the Board of Directors of PI Corporation, Windward Oil and Gas Corporation, Encore Acquisition Company and Mariner Energy, Inc., all of which are oil and gas companies.

     Mr. Becci, 45, is Vice President, Chief Financial Officer and a member of the Board of Supervisors of Legend. Previously, he served as Vice President and Chief Financial Officer of North Central Oil Corporation from 1990 to 2001. He is a Certified Public Accountant with over 20 years of experience in the oil and gas industry. Mr. Becci holds a Bachelor of Science degree in Business Administration from Valparaiso University. He is a Director of PI Corporation and Windward Oil and Gas Corporation.

     The Company is a subsidiary of Capital C Energy Operations, LP, an affiliate of Carlyle/Riverstone Global Energy and Power Fund II, L.P. Legend and Mariner Energy, Inc. are also affiliates of the Carlyle/Riverstone Global Energy and Power Fund II, L.P. We have agreed to reimburse Legend for actual expenses incurred by its personnel in connection with the provision of certain past and future services for the benefit of the Company, the amount of which could exceed $60,000. Messrs. Becci and Winne are limited partners of Legend.

Item 7.01    Regulation FD Disclosure

Preliminary Reserve Evaluation

     We have begun the process of gathering and evaluating information relating to our proved reserves estimate as of December 31, 2004. Based on this preliminary evaluation, we believe that the December 31, 2004 proved reserves estimate is likely to be less than the December 31, 2003 proved reserves estimate included in our 2003 Form 10-K.

     During 2004, our drilling focused on proved undeveloped locations. We expect to report that a substantial portion of this drilling did not add new proved reserves, but rather, converted proved undeveloped reserves into proved developed reserves. As a result of this drilling, coupled with our production in 2004, we expect our total proved reserves to decrease by approximately 18 Bcfe. We believe this decrease will be primarily in the proved undeveloped reserves category.

     In addition, based on our preliminary evaluation, we believe that it is reasonably possible that the December 31, 2004 proved reserves estimate could reflect a further decrease of 25 to 50 Bcfe from the December 31, 2003 proved reserves estimate. We believe this reduction also will be primarily in the proved undeveloped reserves category. This decrease is expected to result from several factors including, but not limited to, the following:

- recent production and drilling results;
- reevaluation of our inventory of proved undeveloped well sites; and
- reevaluation of our estimated future development, completion and operating costs

     Our evaluation is based on the preliminary information we have available. The reserve estimates at December 31, 2004 could be significantly different than the estimates provided above. The results of our evaluation could change after taking into account the impact of additional information we will gather subsequent to our preliminary review, the effect of the changes in prices for oil and natural gas which have occurred during the year, and other factors that will be considered in preparing the reserves estimates.

     We expect to review this information with Wright & Company, Inc., independent petroleum consultants, in conjunction with the preparation of the reserves estimate as of December 31, 2004.

     Reserves estimates are based upon various assumptions, including assumptions required by the Securities and Exchange Commission relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating reserves is complex. This process requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Furthermore, different reserve engineers may make different estimates of reserves and cash flow based on the same available data and these differences may be significant. Therefore, these estimates are not precise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves will most likely vary from those estimated. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

Item 8.01    Other Events

     As a result of the amount of our consolidated excess cash flow (as defined in our credit agreement) for the second half of 2004, we anticipate having a mandatory prepayment requirement under our credit facility. This payment would be required to be made on or before April 15, 2005. We elected to prepay $10 million on December 16, 2004. As of December 17, 2004 the outstanding balance on our term credit facility was approximately $90 million and our cash balance was approximately $12 million.

Cautionary Statement Regarding Forward-Looking Statements

     The information included in this Current Report on Form 8-K includes forward-looking statements that are made pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements preceded by, followed by or that otherwise include any of the words “believe,” “expect,” “anticipate,” “estimate,” “future,” “will,” “likely,” “possible,” “would,” “could,” “may” and similar expressions are forward-looking statements, as are any other statements relating to potential developments, events, occurrences, results, effects or impacts. These forward looking statements are based on current expectations and projections about future events. There are a number of risks and uncertainties which may cause our actual results to differ materially from the forward looking statements contained herein. These risk and uncertainties include, but are not limited to, our access to capital, the market demand for and prices of oil and natural gas, our oil and gas production and costs of operation, results of our future drilling activities, the uncertainties of reserve estimates, general economic conditions, new legislation or regulatory changes, changes in accounting principles, policies or guidelines, environmental risks and other risks described in our annual report on Form 10-K for the year ended December 31, 2003 and other Securities and Exchange Commission filings.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2004	BELDEN & BLAKE CORPORATION (Registrant)
	By:	/s/ Robert W. Peshek
Robert W. Peshek, Senior Vice President
and Chief Financial Officer